UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2021

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	RFL	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

On August 19, 2021, Rafael Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Institutional Purchase Agreement”) with the purchasers named therein (the “Institutional Investors”) and a Securities Purchase Agreement (the “Jonas Purchase Agreement,” together with the Institutional Purchase Agreement, the “Purchase Agreements”) with I9Plus, LLC, an entity affiliated with Howard S. Jonas, the Chairman of the board of directors of the Company (together with the Institutional Investors, the “Investors”).

Pursuant to the Institutional Purchase Agreement, the Company agreed to sell an aggregate of 2,833,425 shares (the “Institutional Shares”) of its Class B common stock, par value $0.01 per share (the “Class B Common Stock”), to the Institutional Investors, at a purchase price equal to $35.00 per share, for aggregate gross proceeds of approximately $99.2 million, before deducting placement agent fees and other offering expenses (the “Institutional Offering”). Pursuant to the Jonas Purchase Agreement, the Company agreed to sell to I9Plus, LLC an aggregate of 112,561 shares of Class B Common Stock (the “Jonas Shares,” together with the Institutional Shares, the “Shares”) at a purchase price equal to $44.42 per share, which was equal to the closing price of a share of the Class B Common Stock on the New York Stock Exchange on August 19, 2021 (the “Jonas Offering,” together with the Institutional Offering, the “Offerings”). The Jonas Offering resulted in additional aggregate gross proceeds to the Company of approximately $5.0 million.

The closing of the Offerings occurred on August 24, 2021.

On August 19, 2021, in connection with the Institutional Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Institutional Investors. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 30 days after the earlier of (i) the date of the closing of the Merger Agreement (as defined below in Item 8.01), and (ii) the date the Merger Agreement is terminated in accordance with its terms (the “Initiation Date”), for purposes of registering the resale of the Institutional Shares and any shares of Class B Common Stock issued as a dividend or other distribution with respect to the Institutional Shares. The Company agreed to use commercially reasonable efforts to cause this registration statement to be declared effective by the SEC within 90 days after the Initiation Date if the SEC reviews the registration statement).

The Company has also agreed, among other things, to indemnify the Institutional Investors, their officers, directors, members, managers, partners, trustees, employees and agents and other representatives, successors and assigns, and each other person, if any, who controls such Institutional Investors within the meaning of the Securities Act of 1933 under the registration statement from certain liabilities and to pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The Offerings are exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The Investors have acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Institutional Purchase Agreement, the Jonas Purchase Agreement and the Registration Rights Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

The Company previously announced that, on June 17, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, RH Merger I, Inc., RH Merger II, LLC and Rafael Pharmaceuticals, Inc. (“Pharma”), pursuant to which Pharma agreed to become a wholly-owned limited liability subsidiary of the Company upon the consummation of the transactions set forth in the Merger Agreement (the “Merger Transactions”). Pursuant to the Merger Agreement, one condition precedent (among others) to each parties’ obligations to consummate the Merger Transactions is that the Company shall have consummated a financing in which it raised no less than $50 million of aggregate net proceeds (after payment of any fees and expenses associated with such transaction(s)) from one or more of the following sources of financing: (i) a private placement of the Company’s capital stock, (ii) an underwritten public offering of the Company’s capital stock registered with the SEC on Form S-3 (or other applicable form), or (iii) the sale of real property owned by the Company (the “Financing Condition”). The Company believes that, through the closing of the Offerings, the Financing Condition has been satisfied.

In addition, the Company previously announced in a press release on August 17, 2021 the appointment of Gus Kodersha to be the Company’s Chief Technical Operations Officer. On August 23, 2021, Mr. Kodersha informed the Company that he was withdrawing his acceptance of the Company’s offer of employment for personal reasons.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1#	Securities Purchase Agreement, dated August 19, 2021, by and among Rafael Holdings, Inc. and the Investors named therein.
10.2#	Securities Purchase Agreement, dated August 19, 2021, by and between Rafael Holdings, Inc. and I9Plus, LLC
10.3	Registration Rights Agreement, dated August 19, 2021, by and among Rafael Holdings, Inc. and the Investors named therein.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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The representations and warranties contained in this agreement were made only for purposes of the transactions contemplated by the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable under securities laws, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the agreement and should not be relied upon as a disclosure of factual information relating to the Company, the Investors or the transactions described in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

Date: August 24, 2021	By:	/s/ Ameet Mallik
Ameet Mallik
Chief Executive Officer

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